UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2007

DOBSON COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)

Oklahoma	000-29225	73-1513309
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)
14201 Wireless Way
Oklahoma City, Oklahoma, 73134
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (405) 529-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Agreement and Plan of Merger
Amendment to Amended/Restated 2002 Employee Stock Purchase Agreement
Amendment to 2007 Performance Bonus Plan
Deferred Compensation Plan
Retention Bonus Plan
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
     Agreement and Plan of Merger
     On June 29, 2007, Dobson Communications Corporation (“Dobson”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AT&T Inc. (“AT&T”) and Alpine Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of AT&T.
     Under the terms of the Merger Agreement, Merger Sub will be merged (the “Merger”) with and into Dobson, with Dobson continuing as the surviving corporation and becoming a subsidiary of AT&T. At the effective time of the Merger, each issued and outstanding share of Class A common stock and Class B common stock of Dobson will be cancelled and converted into the right to receive $13.00 in cash, without interest. Each outstanding option to acquire Dobson common stock will be cancelled at the effective time of the Merger, and the option holder will receive a cash payment, without interest and less any applicable tax withholdings, equal to the number of shares of Dobson common stock subject to the option multiplied by the excess (if any) of $13.00 over the exercise price per share of the option.
     Completion of the Merger is subject to several conditions, including the expiration or earlier termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, approval by the Federal Communications Commission and other customary closing conditions.
     The respective Boards of Directors of Dobson, AT&T and Merger Sub have approved the Merger Agreement. The Merger Agreement has also been adopted by Dobson CC Limited Partnership (“DCCLP”), which owns more than a majority of the voting interests of Dobson’s outstanding capital stock entitled to vote in connection with the Merger. Proxies for the adoption of the Merger Agreement will not be solicited from the other stockholders of Dobson because no further stockholder action is required to approve the Merger.
     The Merger Agreement contains termination rights for both Dobson and AT&T. Dobson’s termination rights include the right to terminate the Merger Agreement on or prior to August 31, 2007, subject to complying with the terms of the Merger Agreement, to enter into a definitive transaction agreement with respect to a superior proposal. Dobson will be required to pay AT&T a termination fee of $85 million to exercise that termination right and under other circumstances specified in the Merger Agreement. Dobson and DCCLP have agreed with AT&T not to solicit or facilitate competing transactions, subject to the terms of the Merger Agreement and a separate Support Agreement that DCCLP entered into with AT&T.
     Joint Bidding Agreement
     On June 29, 2007, Dobson and AT&T entered into a Joint Bidding Agreement (the “Joint Bidding Agreement”) that governs their participation in the upcoming 700 MHz spectrum auction if the closing of the Merger has not occurred prior to the time that the Federal Communications Commission conducts such auction. Dobson agreed that all bidding in such auction will be conducted through AT&T’s applicant in the auction.

     The foregoing descriptions of the Merger Agreement and Joint Bidding Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and Joint Bidding Agreement. The Merger Agreement is attached to this Current Report as Exhibit 2.1 and is incorporated into this Item by reference. The Joint Bidding Agreement will be filed with the Securities and Exchange Commission at a later date.
     Forward-Looking Statements
     This Current Report and the exhibits filed with it contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the Merger and the other transactions contemplated by the Merger Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. More information about Dobson and risks related to Dobson’s business are detailed in Dobson’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission. Dobson does not undertake an obligation to update forward-looking statements.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) Certain Compensation Plans and Arrangements
     On June 29, 2007, the compensation plan related matters set forth below were approved:
     2002 Employee Stock Purchase Plan
     An amendment to Dobson’s Amended and Restated 2002 Employee Stock Purchase Plan (the “ESPP Amendment”) was approved to amend the purchase period under the plan such that the current purchase period ended effective as of June 28, 2007. The 2002 Employee Stock Purchase Plan was terminated effective as of June 29, 2007.
     2007 Performance Bonus Plan
     Dobson’s 2007 Performance Bonus Plan was amended (the “2007 Bonus Plan Amendment”) to provide for a payment, or a pro rata payment, under such cash incentive plan if the employment of a participant in such plan is terminated under certain circumstances prior to the payment of the participant’s bonus under such plan. The 2007 Bonus Plan Amendment provides that if the termination is by reason of the voluntary termination by the participant or by Dobson for “Cause”, then no payment under such plan will be paid to the participant. If the termination is by reason of the death, disability, or retirement of the participant after

December 31, 2007, then such participant (or his personal representation, as the case may be) will be paid the same amount as if such participant’s employment had not been so terminated. If the termination is on or before December 31, 2007, and neither by Dobson for Cause nor a voluntary termination by the participant, then such participant (or his personal representative, as the case may be) will receive a pro rata payment under such plan, subject to the terms and conditions described in the next paragraph.
     In determining whether a participant would be entitled to a pro rata payment under the 2007 Performance Bonus Plan, Dobson will (i) assume that any subjective or individual performance criteria applicable to such participant have been 100% satisfied, and (ii) with respect to any applicable objective company performance criteria, compare the actual performance of Dobson for 2007 through the end of the month prior to the date of termination, against the budget targets for the applicable company performance criteria levels for such period. The performance criteria would then be evaluated under such plan. If such criteria were deemed to be satisfied and if a bonus were payable to such participant, such bonus would be pro rated for 2007 through the date of termination, payable within ten days after the date of termination.
     For purposes of the 2007 Bonus Plan Amendment, the term “Cause” includes (i) conviction of a felony that relates to such executive officers’ employment with Dobson, (ii) acts of dishonesty intended to result in substantial personal enrichment at the Dobson’s expense or (iii) the willful failure to follow a direct, reasonable and lawful written directive from the Board of Directors, which failure is not cured within 30 days. No act or omission would be considered willful unless it is done or omitted in bad faith and without reasonable belief it was in Dobson’s best interest, and any determination of cause must be approved by not less than three-fourths of the entire membership of the Board of Directors.
     Deferred Compensation Plan
     A Deferred Commendation Plan (the “Deferred Compensation Plan”) was adopted for the purpose of providing eligible employees the ability to defer certain compensation to provide such employees a degree of flexibility in their financial planning. The Deferred Compensation Plan permits eligible employee to elect to defer up to 100% of their bonus and base salary, subject to being able to satisfy applicable tax withholding and other obligations. The plan provides for payments to the plan participants upon the earlier of (i) such participant’s separation from service, (ii) the date the participant is determined to have a disability, (iii) the date of the participant’s death or (iv) the effective date of a change of control of Dobson. In addition, a plan participant may schedule in-service distributions of deferred amounts attributable to a particular plan year, and may, with the consent of the Compensation Committee of the Board of Directors, obtain distributions upon an unforeseeable emergency. All officers of Dobson who are employees are eligible to participate in the Deferred Compensation Plan.
     Retention Bonus Plan
     A Retention Bonus Plan (the “Retention Bonus Plan”) was adopted for the purpose of providing incentives to certain employees to maintain their employment with Dobson pending the completion of the Merger and for a transitional period thereafter. The total amount payable under the Retention Bonus Plan is capped. Payments to participants under the plan will be on a two tiered basis: 50% of a participant’s retention bonus will be paid at the closing of the Merger, and the remaining 50% of each participant’s retention bonus will be paid 30 days after closing. A payment to any participant may not exceed 200% of the sum of that employee’s annual salary and bonus. The Chairman of the Board, Everett R. Dobson, the Chief Executive Officer and President, Steven P. Dussek, and the Executive Vice President and Chief Financial Officer, Bruce R. Knooihuizen, are not eligible for any payments from the Retention Bonus Plan. Although Frank Franzese, Senior Vice President of Sales, and Timothy J. Duffy, Senior Vice President and Chief Technical Officer, are eligible to participate in the Retention Bonus Plan, they are not currently expected to receive a retention bonus.
     The foregoing descriptions of the ESPP Amendment, 2007 Bonus Plan Amendment, Deferred Compensation Plan and Retention Bonus Plan do not purport to be complete and are qualified in their entirety by reference to such documents, which documents are attached to this Current Report as Exhibits 10.1, 10.2, 10.3 and 10.4, and are incorporated into this Item by reference.
Item 8.01. Other Events.
     On June 29, 2007, a joint press release was issued concerning the entry of Dobson, AT&T Inc. and Merger Sub into the Merger Agreement. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated into this Item by reference.
Item 9.01. Financial Statements and Exhibits
          (d) Exhibits.

2.1	Agreement and Plan of Merger, dated June 29, 2007, by and among Dobson Communications Corporation, AT&T Inc. and Alpine Merger Sub, Inc.

10.1*	2007-1 Amendment to the Amended and Restated 2002 Employee Stock Purchase Agreement

10.2*	Amendment to 2007 Performance Bonus Plan

10.3*	Deferred Compensation Plan

10.4*	Retention Bonus Plan

99.1	Press Release dated June 29, 2007.

*	Management contract or compensatory plan or arrangement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOBSON COMMUNICATIONS CORPORATION

Date: July 2, 2007	By:	/s/ Ronald L. Ripley

Name: Ronald L. Ripley
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated June 29, 2007, by and among Dobson Communications Corporation, AT&T Inc. and Alpine Merger Sub, Inc.

10.1*	2007-1 Amendment to the Amended and Restated 2002 Employee Stock Purchase Agreement

10.2*	Amendment to 2007 Performance Bonus Plan

10.3*	Deferred Compensation Plan

10.4*	Retention Bonus Plan

99.1	Press Release dated June 29, 2007.

*	Management contract or compensatory plan or arrangement.